DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, December 10, 2025 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on November 28, 2025 (ex-date November 28, 2025).

The following table sets forth the estimated amounts of the Fund’s November 2025 monthly distribution and its sources, payable December 10, 2025, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	November 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.043	66.9%	$0.043	66.9%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.022	33.1%	0.022	33.1%
Total Distribution per common share	$0.065	100.0%	$0.065	100.0%

(1) Fiscal year started November 1, 2025.

As of October 31, 2025
Average annual total return on NAV for the 5 years	10.77%
Annualized current distribution rate as a percentage of NAV	8.38%
Cumulative total return on NAV for the fiscal year	13.54%
Cumulative fiscal year distributions as a percentage of NAV	8.38%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, January 12, 2026 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on December 31, 2025 (ex-date December 31, 2025).

The following table sets forth the estimated amounts of the Fund’s December 2025 monthly distribution and its sources, payable January 12, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	December 2025 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.039	30.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.028	43.1%	0.028	21.8%
Return of Capital (or other Capital Source)	0.037	56.9%	0.063	48.2%
Total Distribution per common share	$0.065	100.0%	$0.130	100.0%

(1) Fiscal year started November 1, 2025.

As of November 28, 2025
Average annual total return on NAV for the 5 years	10.32%
Annualized current distribution rate as a percentage of NAV	8.15%
Cumulative total return on NAV for the fiscal year	3.53%
Cumulative fiscal year distributions as a percentage of NAV	0.68%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, February 10, 2026 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on January 30, 2026 (ex-date January 30, 2026).

The following table sets forth the estimated amounts of the Fund’s January 2026 monthly distribution and its sources, payable February 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	January 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.020	30.8%	$0.059	30.1%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.014	21.5%	0.042	21.7%
Return of Capital (or other Capital Source)	0.031	47.7%	0.094	48.2%
Total Distribution per common share	$0.065	100.0%	$0.195	100.0%

(1) Fiscal year started November 1, 2025.

As of December 31, 2025
Average annual total return on NAV for the 5 years	9.44%
Annualized current distribution rate as a percentage of NAV	8.54%
Cumulative total return on NAV for the fiscal year	-0.53%
Cumulative fiscal year distributions as a percentage of NAV	1.42%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, March 10, 2026 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on February 27, 2026 (ex-date February 27, 2026).

The following table sets forth the estimated amounts of the Fund’s February 2026 monthly distribution and its sources, payable March 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	February 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.089	34.4%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.065	100.0%	0.111	42.4%
Return of Capital (or other Capital Source)	0.000	0.0%	0.060	23.2%
Total Distribution per common share	$0.065	100.0%	$0.260	100.0%

(1) Fiscal year started November 1, 2025.

As of January 30, 2026
Average annual total return on NAV for the 5 years	10.73%
Annualized current distribution rate as a percentage of NAV	8.21%
Cumulative total return on NAV for the fiscal year	4.20%
Cumulative fiscal year distributions as a percentage of NAV	2.05%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, April 10, 2026 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on March 31, 2026 (ex-date March 31, 2026).

The following table sets forth the estimated amounts of the Fund’s March 2026 monthly distribution and its sources, payable April 10, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	March 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.014	21.7%	$0.103	31.8%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.051	78.3%	0.182	55.8%
Return of Capital (or other Capital Source)	0.000	0.0%	0.040	12.4%
Total Distribution per common share	$0.065	100.0%	$0.325	100.0%

(1) Fiscal year started November 1, 2025.

As of February 27, 2026
Average annual total return on NAV for the 5 years	13.70%
Annualized current distribution rate as a percentage of NAV	7.49%
Cumulative total return on NAV for the fiscal year	14.90%
Cumulative fiscal year distributions as a percentage of NAV	2.50%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

DNP Select Income Fund Inc.

Section 19(a) Notice

CHICAGO, May 11, 2026 - DNP Select Income Fund Inc. (NYSE: DNP) declared a distribution of $0.065 per share to shareholders of record at the close of business on April 30, 2026 (ex-date April 30, 2026).

The following table sets forth the estimated amounts of the Fund’s April 2026 monthly distribution and its sources, payable May 11, 2026, together with the cumulative distributions paid from the first day of the Fund’s fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	April 2026 (MTD)		Fiscal Year-to-Date (YTD)(1)

(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.009	13.9%	$0.112	28.8%
Net Realized Short-Term Capital Gains	0.003	4.6%	0.003	0.8%
Net Realized Long-Term Capital Gains	0.026	40.0%	0.207	53.1%
Return of Capital (or other Capital Source)	0.027	41.5%	0.068	17.3%
Total Distribution per common share	$0.065	100.0%	$0.390	100.0%

(1) Fiscal year started November 1, 2025.

As of March 31, 2026
Average annual total return on NAV for the 5 years	11.05%
Annualized current distribution rate as a percentage of NAV	7.65%
Cumulative total return on NAV for the fiscal year	13.17%
Cumulative fiscal year distributions as a percentage of NAV	3.19%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.